UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report:  October 31, 2008

Date of earliest event reported:  October 28, 2008

NORTHWEST AIRLINES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-15285	41-1905580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 Lone Oak Parkway
Eagan, Minnesota		55121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 726-2111

Registrant’s Web site address:  www.nwa.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On October 29, 2008, Northwest Airlines Corporation (the “Company”) completed its merger (the “Merger”) with Delta Air Lines, Inc. (“Delta”), in which the Company and Delta combined their businesses through a merger of the Company and Nautilus Merger Corporation, a newly formed, wholly-owned subsidiary of Delta (“Merger Sub”), with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Delta following the Merger.  The Merger was effected pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 14, 2008, entered into by and among the Company, Delta and Merger Sub.

Item 2.01.                                          Completion of Acquisition or Disposition of Assets.

Pursuant to the Merger Agreement, on October 29, 2008, Merger Sub merged with and into the Company, with the Company continuing after the Merger as a direct wholly-owned subsidiary of Delta. Pursuant to the Merger Agreement, without any action on the part of any stockholder, each share of common stock of the Company issued and outstanding immediately prior to the effective time of the Merger (including those shares held in the reserve established pursuant to the Company’s plan of reorganization under Chapter 11, and those shares pursuant to outstanding stock awards under the Northwest Airlines Corporation 2007 Stock Incentive Plan) was converted into the right to receive 1.25 fully paid and nonassessable whole shares of common stock of Delta with any fractional shares to be paid in cash.  In addition, all Company stock options and other equity awards to acquire the Company’s common stock outstanding immediately prior to the Merger were converted into stock options and other equity awards to acquire the same number of shares of Delta common stock after giving effect to the exchange ratio, under the same terms and conditions. Because the Merger is a change in control for purposes of the 2007 Stock Incentive Plan, all awards previously granted under the plan became fully vested at the effective time of the Merger.

The foregoing description of the Merger Agreement and the Merger is not complete and is qualified in its entirety by reference to the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “Commission”) on April 18, 2008, and is incorporated herein by reference.

Item 3.01.                                          Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company has notified the New York Stock Exchange (the “NYSE”) that each outstanding share of Company common stock was converted in the Merger into the right to receive Delta common stock and has requested that the NYSE file a notification of removal from listing on Form 25 with the Commission with respect to the Company common stock.

Item 3.03.                                          Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Company common stock was converted in the Merger into the right to receive 1.25 fully paid and nonassessable whole shares of Delta common stock with any fractional shares to be paid in cash. In addition, all Company stock options and other equity awards to acquire the Company’s common stock outstanding immediately prior to the Merger were converted into stock options and other equity awards to acquire the same number of shares of Delta common stock after giving effect to the exchange ratio, under the same terms and conditions. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.01.                                          Changes in Control of Registrant.

As a result of the Merger, the Company became a wholly-owned subsidiary of Delta. See the disclosure regarding the Merger and the Merger Agreement under Item 2.01 above for additional information.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           By virtue of the Merger, each of Roy J. Bostock, David A. Brandon, Michael J. Durham, John M. Engler, Mickey P. Foret, Robert L. Friedman, Doris Kearns Goodwin, Jeffrey G. Katz, James J. Postl, Rodney E. Slater, Douglas M. Steenland and William S. Zoller, who constituted the Board of Directors of the Company prior to the Merger, ceased to be directors of the Company as of the effective time of the Merger, and each of the named executive officers and the principal accounting officer of the Company, together with all of the other officers of the Company, ceased to hold their respective positions with the Company as of the effective time of the Merger. These resignations were not a result of any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

Upon consummation of the Merger and pursuant to the Merger Agreement, five members of the current Board of Directors of the Company (namely, Roy J. Bostock, the current Chairman of the Board of Directors of the Company, Douglas M. Steenland, the current Chief Executive Officer of the Company, John M. Engler, Mickey P. Foret and Rodney E. Slater) were appointed to the Board of Directors of Delta.

(e)           In connection with the closing of the Merger with Delta discussed above under Item 2.01, on October 28, 2008, the Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) took certain actions under existing compensation plans and arrangements applicable to employees of Northwest Airlines, Inc., the Company’s principal operating subsidiary (“Northwest”), in which Northwest’s named executive officers, participate.  A description of these actions follows:

Approval of Payouts Under Incentive Compensation Plans.  The Compensation Committee took certain actions under the existing Key Employee Annual Cash Incentive Plan (the “Annual Cash Incentive Plan”) and the existing 2003 Long Term Cash Incentive Plan (the “LTIP”) in order to specify the time and manner in which awards for outstanding awards for open performance periods at the closing of the Merger will be calculated and paid.  In general, under the KEACIP, the Compensation Committee approved payouts for the 2008 plan year at 100% of target payout levels for KEACIP participants who remain employed through the applicable payment date.  In general, under the LTIP, the Compensation Committee approved payouts for the 2007-2008 performance period at 200% of target payout levels, and payouts for the 2008-2009 performance period at 100% of target payout levels for LTIP participants who remain employed through the applicable payment date.

Amendments to SERP.  The Compensation Committee amended the terms of the existing Northwest Airlines Supplemental Retirement Plan (“SERP”) in order to cause the benefits accrued prior to December 31, 2008 under the SERP to be paid out in a lump sum on a specified payment date to SERP participants, and to terminate all future benefit accruals under the SERP.

Restricted Retention Unit Award. Pursuant to the terms of the existing restricted retention unit (“RRU”) award granted to Douglas M. Steenland under the Retention Agreement and Amendment to Management Compensation Agreement dated as of April 14, 2008, Mr. Steenland’s 375,000 RRUs would vest and become payable in cash upon the consummation of the Merger based upon the “Fair Market Value” per share of Company common stock on such date, which was defined, with respect to any particular date, as the closing price of a share of Company common stock on such date.  In order to address the possibility that the consummation of the Merger could occur prior to the completion of trading of shares of Company common stock on a trading date, the Compensation Committee exercised its discretion under the RRU award to resolve that, in the event the Merger occurred on any trading day before the markets closed for that day, then the Fair Market Value per share for purposes of the RRU award would be the closing price per share of the Company’s common stock on the trading day immediately preceding the closing date of the Merger.

Additional Awards.   The Compensation Committee modified the terms of Mr. Steenland's previously granted RRU award. The modification changed the formula for determining the amount payable upon the vesting of the RRU award to provide Mr. Steenland with a minimum value of $11.22 per RRU.  The reason for the modification was the Committee's expectation at the time the original RRU award was granted that the Company's stock price would be higher when the award became payable than the $11.22 closing price of the Company's stock at the time the award was granted.  The modification of the RRU award resulted in a cash payment of $495,000 to Mr. Steenland on the closing date of the Merger. The Compensation Committee also granted an award of $400,000 to David M. Davis payable on the closing date of the Merger.  The modification to Mr. Steenland’s RRU award and the award to Mr. Davis were made under the existing Northwest Airlines, Inc. Retention Plan.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the provisions of the Merger Agreement, the bylaws of Merger Sub, as in effect immediately prior to the effective time of the Merger, shall thereafter be the bylaws of the Company, until amended in accordance with applicable laws and as provided in such bylaws. The bylaws of the Company are attached hereto as Exhibit 3.2.

Item 8.01.                                          Other Events.

On October 29, 2008, the Company issued a press release announcing the consummation of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

2.1

Agreement and Plan of Merger, dated as of April 14, 2008, by and among Delta Air Lines, Inc., Nautilus Merger Corporation and Northwest Airlines Corporation (incorporated by reference to Exhibit 2.1 of Northwest Airlines Corporation’s Current Report on Form 8-K, filed on April 18, 2008).

3.2	Bylaws of Northwest Airlines Corporation.

99.1	Press Release issued by Northwest Airlines Corporation, dated October 29, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWEST AIRLINES CORPORATION

Dated: October 31, 2008	By:	/s/ Anna M. Schaefer
Name: Anna M. Schaefer
	Title:	Vice President – Finance & Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 2.1

Agreement and Plan of Merger, dated as of April 14, 2008, by and among Delta Air Lines, Inc., Nautilus Merger Corporation and Northwest Airlines Corporation (incorporated by reference to Exhibit 2.1 of Northwest Airlines Corporation’s Current Report on Form 8-K, filed on April 18, 2008).

Exhibit 3.2	Bylaws of Northwest Airlines Corporation.

Exhibit 99.1	Press Release issued by Northwest Airlines Corporation, dated October 29, 2008.